EXHIBIT 5.1

                 ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP

                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 541-2000

                                  June 10, 2002

Barnes & Noble, Inc.
122 Fifth Avenue
New York, New York 10011

          Re: Barnes & Noble, Inc.
              Registration Statement on Form S-8
              ----------------------------------

Ladies and Gentlemen:

     We are rendering this opinion in connection with the registration by Barnes & Noble, Inc., a Delaware corporation (the "Company"), of 3,500,000 shares (the "Shares") of its Common Stock, par value $.001 per share, under the Securities Act of 1933, as amended, pursuant to the above-referenced Registration Statement (the "Registration Statement"). The Shares are reserved for issuance upon the exercise of options or other awards granted or to be granted under the Company's Amended and Restated 1996 Incentive Plan, as amended and restated June 4, 2002 (the "Incentive Plan").

     We have examined a copy of the Registration Statement, the Incentive Plan, the Certificate of Incorporation of the Company, and all amendments thereto, certified by the Secretary of State of Delaware, and are familiar with the records of the Company's corporate proceedings as reflected in its minute books.

     Based on the foregoing, and upon such further investigation as we have deemed relevant, we are of the opinion that the Shares, when issued in accordance with the terms of the Incentive Plan, including payment of any applicable purchase price, will be duly authorized, validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Shares and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                 Very truly yours,


                                 /s/ Robinson Silverman Pearce
                                      Aronsohn & Berman LLP